UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2009 combines the historical consolidated balance sheets of Republic Airlines Holdings Inc. (“Republic”) and Frontier Airlines Holdings, Inc (“Frontier”), giving effect to the Acquisition (as defined in Note 1) as if it had occurred on September 30, 2009.  The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2009 and for the year ended December 31, 2008 combine the historical consolidated statements of operations of Republic, Midwest, and Frontier, giving effect to the Acquisitions as if they had occurred at the beginning of the period presented. The historical consolidated financial statements of Frontier and Midwest have been adjusted to reflect certain reclassifications to conform to Republic’s financial statement presentation.

The Company merged with Midwest Air Group, Inc. (“Midwest”) on July 31, 2009, pursuant to the terms of the Agreement and Plan of Merger dated as of June 23, 2009.  Midwest financial results for the seven months ended July 31, 2009 and twelve months ended December 31, 2008 are presented in the Unaudited Pro Forma Condensed Combined Statements of Operations as separate columns. Midwest’s operations for the twelve months ended December 31, 2008 include the sum of the one month ended January 31, 2008 of the Company prior to being acquired by the TPG entities and the eleven months ended December 31, 2008 after being acquired by the TPG entities.  Midwest operations for the two month period beginning August 1, 2009 are included in the Republic results as filed in the Company’s 10-Q.

As Republic and Frontier have different fiscal year end dates, the recasted results for the adoption of FSP APB 14-1 of Frontier have been realigned to conform to Republic’s fiscal year.  The Frontier unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2009 includes the unaudited operations for the six months ended September 30, 2009 results (included at Exhibit 99.1) with the unaudited statement of operations for the three months ended March 31, 2009.  The Frontier unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 includes the audited March 31, 2009 results with the unaudited statement of operations for the three months ended March 31, 2008 and deducting the unaudited statement of operations for the three months ended March 31, 2009.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with Republic treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by Republic to complete the Acquisition will be allocated to the assets acquired and liabilities assumed from Frontier based upon their estimated fair values as of the date of the Acquisition.  A final determination of the fair value of assets acquired and liabilities assumed from Frontier will be based on the actual net tangible and intangible assets and liabilities of Frontier that existed as of the date of the Acquisition.  As the final valuations and tax calculations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may be material, to the balance sheet and/or statements of operations.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from and should be read in conjunction with (1) the unaudited interim condensed consolidated financial statements of Republic contained in its Quarterly Report on Form 10-Q for the nine month period ended September 30, 2009; (2) the unaudited interim condensed consolidated financial statements of Frontier for the six month period ended September 30, 2009 included as Exhibit 99.1 in this Form 8-K/A; (3) the audited consolidated financial statements of Republic contained in its Annual Report on Form 10-K for the year ended December 31, 2008; (4) the audited consolidated financial statements of Frontier for the year ended March 31, 2009 included as Exhibit 99.2 in this Form 8-K/A; (5) the audited consolidated financial statements of Midwest included in the Current Report on Form 8-K/A filed with the SEC on October 16, 2009; and (6) the unaudited interim condensed consolidated financial statements of Midwest for the six months period ended June 30, 2009 included in the Current Report on Form 8-K/A filed with the SEC on October 16, 2009. The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent Republic’s consolidated results of operations or consolidated financial position had the Acquisition occurred on the dates assumed, nor are these financial statements necessarily indicative of Republic’s future consolidated results of operations or consolidated financial position.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities, benefits that may result from operating efficiencies or revenue synergies expected to result from the Acquisition.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2009

(In thousands)	Historical		Combined			Combined
Assets	Republic	Frontier	Historical Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Current Assets:
Cash and cash equivalents	$85,525	$53,918	$139,443	$(28,750)	(B)	$110,693
Restricted cash	63,188	165,849	229,037	-		229,037
Receivables—net of allowance for doubtful accounts	36,777	35,587	72,364	-		72,364
Inventories—net	64,059	13,156	77,215	(1,257)	(C)	75,958
Prepaid expenses and other current assets	22,090	18,947	41,037	(4,907)	(A) (D)	36,130
Notes receivable—net of allowance	78,636	-	78,636	(43,104)	(E)	35,532
Assets held for sale	31,624	-	31,624	528	(A) (F)	32,152
Deferred income taxes	35,212	-	35,212	6,829	(G)	42,041

Total current assets	417,111	287,457	704,568	(70,661)		633,907
Aircraft and other equipment—net	2,705,376	559,832	3,265,208	(61,233)	(H)	3,203,975
Security and other deposits	-	27,960	27,960	(27,960)	(A)	-
Prepaid maintenance payments	-	137,452	137,452	(137,452)	(A)	-
Aircraft pre-delivery payments	-	5,489	5,489	(5,489)	(A)	-
Restricted cash	-	2,987	2,987	(2,987)	(A)	-
Deferred loan fees and other assets	-	7,816	7,816	(7,816)	(A) (K)	-
Intangible and other assets	205,008	-	205,008	(205,008)	(I)	-
Intangible assets—net	-	-	-	172,464	(I) (J)	172,464
Other assets	-	-	-	289,354	(A) (I)	289,354
Goodwill	84,143	-	84,143	-		84,143

Total assets	$3,411,638	$1,028,993	$4,440,631	$(56,788)		$4,383,843

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$157,133	$25,053	$182,186	$14,115	(A)	$196,301
Accounts payable	39,338	65,210	104,548	-		104,548
Air traffic liability	41,950	138,245	180,195	(26,262)	(A) (L)	153,933
Short term borrowings	-	14,115	14,115	(14,115)	(A)	-
Debtor-in-Possession loan	-	40,000	40,000	(40,000)	(M)	-
Deferred frequent flyer revenue	15,117	-	15,117	31,252	(A) (N)	46,369
Other deferred revenue	-	12,863	12,863	(12,863)	(A)	-
Deferred income taxes	-	24,005	24,005	(24,005)	(G)	-
Accrued liabilities	181,929	55,785	237,714	3,095	(A) (O)	240,809

Total current liabilities	435,467	375,276	810,743	(68,783)		741,960
Long-term debt—less current portion	2,071,998	303,226	2,375,224	(11,067)	(A) (P)	2,364,157
Deferred frequent flyer revenue	47,745	-	47,745	64,424	(A) (N)	112,169
Deferred credits and other non current liabilities	101,630	16,763	118,393	(16,763)	(Q)	101,630
Other note payable	-	3,000	3,000	(3,000)	(A)	-
Deferred income taxes	258,377	26,401	284,778	179,093	(G)	463,871

Total liabilities not subject to compromise	2,915,217	724,666	3,639,883	143,904		3,783,787

Liabilities subject to compromise	-	28,750	28,750	(28,750)	(B)	-

Total liabilities	2,915,217	753,416	3,668,633	115,154		3,783,787

Commitments and contingencies
Stockholders' Equity:
Common stock	44	37	81	(37)	(R)	44
Additional paid-in capital	298,017	236,131	534,148	(236,131)	(R)	298,017
Treasury stock	(181,820)	-	(181,820)	-		(181,820)
Accumulated other comprehensive loss	(2,284)	-	(2,284)	-		(2,284)
Accumulated earnings/(deficit)	382,464	39,409	421,873	64,226	(R) (S)	486,099

Total equity	496,421	275,577	771,998	(171,942)		600,056

Total	$3,411,638	$1,028,993	$4,440,631	$(56,788)		$4,383,843
See accompanying notes to unaudited pro forma condensed combined financial information.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

				Combined					Combined
(In thousands except share and per share amounts)	Historical			Historical Income	Midwest Pro Forma		Frontier Pro Forma		Pro Forma Income
	Republic	Midwest	Frontier	Statement	Adjustments		Adjustments		Statement
OPERATING REVENUES:

Regional airline services	$913,524	$-	$-	$913,524	$(35,801)	(T)	$-		$877,723
Passenger service	70,388	202,802	774,838	1,048,028	-		(20,585)	(X) (AB)	1,027,443
Cargo and other	20,982	33,362	66,122	120,466	-		20,585	(X) (AB)	141,051

Total operating revenues	1,004,894	236,164	840,960	2,082,018	(35,801)		-		2,046,217

OPERATING EXPENSES:
Wages and benefits	207,446	45,762	-	253,208	-		180,364	(X)	433,572
Flight operations	-	-	116,045	116,045	-		(116,045)	(X)	-
Aircraft fuel	100,179	62,104	217,450	379,733	-		(290)	(X)	379,443
Landing fees and airport rents	55,434	14,652	-	70,086	-		65,536	(X)	135,622
Aircraft and engine rent	95,400	9,058	84,199	188,657	-		2,804	(Y)	191,461
Aircraft and traffic servicing	-	-	132,465	132,465	-		(132,465)	(X)	-
Maintenance and repair	151,487	9,323	48,544	209,354	-		(26,470)	(X) (Z)	182,884
Insurance and taxes	19,930	1,092	-	21,022	-		12,294	(X)	33,316
Depreciation and amortization	112,002	7,347	27,333	146,682	3,718	(U)	(1,418)	(H) (J)	148,982
Promotion and sales	5,341	17,414	80,672	103,427	-		(9,980)	(X)	93,447
General and administrative	-	-	45,296	45,296	-		(45,296)	(X)	-
Employee seperation costs	-	-	33	33	-		(33)	(X)	-
Loss on sale of assets, net	-	-	51	51	-		(51)	(X)	-
Goodwill and other impairment	13,335	93,352	-	106,687	-		-		106,687
Other	109,340	83,247	-	192,587	(35,801)	(T)	71,493	(X)	228,279

Total operating expenses	869,894	343,351	752,088	1,965,333	(32,083)		443		1,933,693

OPERATING INCOME (LOSS)	135,000	(107,187)	88,872	116,685	(3,718)		(443)		112,524

OTHER INCOME (EXPENSE):
Interest income	-	-	1,391	1,391	-		(1,391)	(X)	-
Interest expense	(105,246)	(12,470)	(16,231)	(133,947)	404	(V) (W)	3,401	(P) (AA)	(130,142)
Loss on early extuingishment of debt	-	-	(284)	(284)	-		284	(X)	-
Other—net	10,418	106	230	10,754	(1,571)	(V)	(3,444)	(P) (X) (AA)	5,739
				-
Total other income (expense)	(94,828)	(12,364)	(14,894)	(122,086)	(1,167)		(1,150)		(124,403)

INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND TAXES	40,172	(119,551)	73,978	(5,401)	(4,885)		(1,593)		(11,879)

Reorganization expense (income)	-	-	(61,541)	(61,541)	-		-		(61,541)

INCOME (LOSS) BEFORE INCOME TAXES	40,172	(119,551)	135,519	56,140	(4,885)		(1,593)		49,662

INCOME TAX EXPENSE (BENEFIT)	23,894	(7,783)	52,187	68,298	-		-		68,298

NET INCOME (LOSS) (INCLUDING NONCONTROLLING INTERESTS)	16,278	(111,768)	83,332	(12,158)	(4,885)		(1,593)		(18,636)
Add: Net loss of the company attributable to noncontrolling interest in MFSI	(3,270)	-	-	(3,270)	-		-		(3,270)
									-
Net income (loss) of the Company	$19,548	$(111,768)	$83,332	$(8,888)	$(4,885)		$(1,593)		$(15,366)

Weighted average number of common and common equivalent shares outstanding, basic	34,448,683			34,448,683					34,448,683
Net income (loss) per share, basic	$0.57			$(0.26)					$(0.45)
Weighted average number of common and common equivalent shares outstanding, diluted	34,461,792			34,448,683					34,448,683
Net income (loss) per share, diluted	$0.57			$(0.26)					$(0.45)

See accompanying notes to unaudited pro forma condensed combined financial information.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

				Combined					Combined
(In thousands except share and per share amounts)	Historical			Historical Income	Midwest Pro Forma		Frontier Pro Forma		Pro Forma Income
	Republic	Midwest	Frontier	Statement	Adjustments		Adjustments		Statement
OPERATING REVENUES:

Regional airline services	$1,462,211	$-	$-	$1,462,211	$(11,669)	(T)	$(24,984)	(T)	$1,425,558
Passenger service	-	579,243	1,318,425	1,897,668	-		(53,108)	(X) (AB)	1,844,560
Cargo	-	8,589	6,342	14,931	-		-		14,931
Other	17,544	63,882	48,031	129,457	-		53,108	(X) (AB)	182,565

Total operating revenues	1,479,755	651,714	1,372,798	3,504,267	(11,669)		(24,984)		3,467,614

OPERATING EXPENSES:
Wages and benefits	252,336	136,876	-	389,212	-		269,749	(X)	658,961
Flight operations	-	-	173,242	173,242	-		(173,242)	(X)
Aircraft fuel	327,791	322,829	594,476	1,245,096	977	(X)	24,060	(X)	1,270,133
Commissions	-	19,602	-	19,602	(19,602)	(X)	-		-
Dining services	-	5,899	-	5,899	(5,899)	(X)	-		-
Station rental, landing, and other fees	-	53,635	-	53,635	(53,635)	(X)	-		-
Landing fees and airport rents	59,891	-	-	59,891	32,877	(X)	86,795	(X)	179,563
Aircraft and engine rent	134,206	57,281	118,146	309,633	(559)	(X)	2,618	(Y)	311,692
Aircraft and traffic servicing	-	-	189,199	189,199	-		(189,199)	(X)	-
Maintenance and repair	169,425	39,012	106,053	314,490	-		(37,468)	(X) (Z)	277,022
Capacity purchase agreement	-	74,083	63,259	137,342	(11,669)	(T)	(24,984)	(T)	100,689
Insurance and taxes	25,793	-	-	25,793	3,359	(X)	19,487	(X)	48,639
Depreciation and amortization	133,206	24,696	42,958	200,860	6,373	(U)	(2,293)	(H) (J)	204,940
Promotion and sales	-	-	105,986	105,986	40,424	(X)	(18,178)	(X)	128,232
General and administrative	-	-	61,443	61,443	-		(61,443)	(X)	-
Employee separation and exit costs	-	-	466	466	-		(466)	(X)	-
Loss (gain) on sale of assets, net	-	-	(6,803)	(6,803)	-		6,803	(X)	-
Acquisition charges	-	23,138	-	23,138	(23,138)	(X)	-		-
Restructuring charges	-	38,311	-	38,311	-		(38,311)	(X)	-
Loss on fuel derivatives	-	10,463	-	10,463	-		(10,463)	(X)	-
Goodwill impairment	-	190,387	-	190,387	-		-		190,387
Other impairment losses	-	171,459	-	171,459	-		-		171,459
Other	122,012	61,573	-	183,585	25,196	(X)	120,619	(X)	329,400

Total operating expenses	1,224,660	1,229,244	1,448,425	3,902,329	(5,296)		(25,916)		3,871,117

OPERATING INCOME (LOSS)	255,095	(577,530)	(75,627)	(398,062)	(6,373)		932		(403,503)

OTHER INCOME (LOSS):
Interest income	-	-	5,521	5,521	-		(5,521)	(X)	-
Interest expense	(131,856)	(20,272)	(32,764)	(184,892)	(1,318)	(V) (W)	589	(P) (AA)	(185,621)
Loss on early extinguishment of debt	-	-	(990)	(990)	-		990	(X)	-
Other—net	14,176	2,793	(1,019)	15,950	(682)	(V)	5,738	(P) (X) (AA)	21,006

Total other income (expense)	(117,680)	(17,479)	(29,252)	(164,411)	(2,000)		1,796		(164,615)

INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND TAXES	137,415	(595,009)	(104,879)	(562,473)	(8,373)		2,728		(568,118)

Reorganization expense	-	-	59,607	59,607	-		-		59,607

INCOME (LOSS) BEFORE INCOME TAXES	137,415	(595,009)	(164,486)	(622,080)	(8,373)		2,728		(627,725)

INCOME TAX EXPENSE (BENEFIT)	52,835	(50,653)	1,035	3,217	-		-		3,217

Net income (loss)	$84,580	$(544,356)	$(165,521)	$(625,297)	$(8,373)		$2,728		$(630,942)

Weighted average number of common and common equivalent shares outstanding, basic	34,855,190			34,855,190					34,855,190
Net income (loss) per share, basic	$2.43			$(17.94)					$(18.10)
Weighted average number of common and common equivalent shares outstanding, diluted	34,949,152			34,855,190					34,855,190
Net income (loss) per share, diluted	$2.42			$(17.94)					$(18.10)

See accompanying notes to unaudited pro forma condensed combined financial information.

REPUBLIC AIRWAYS HOLDINGS INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(In thousands, except share and per share amounts)

1.	Basis of Presentation

Frontier Airlines Holdings, Inc.

On October 1, 2009, pursuant to the terms of the amended and restated investment agreement, as amended (the “Investment Agreement”), dated as of August 13, 2009, among Republic Airways Holdings Inc. (the “Company”), Frontier Airlines Holdings, Inc. (“Frontier”) and its subsidiaries, Frontier Airlines, Inc. and Lynx Aviation, Inc. (together with Frontier, the “Frontier Entities”), the Company purchased 1,000 newly issued shares of common stock, constituting all of the outstanding shares of Frontier, in connection with its emergence from bankruptcy (the "Acquisition"). Under the Investment Agreement, the Company served as equity plan sponsor for the Frontier Entities plan of reorganization and paid $108,750 and relinquished its rights to any distribution on account of the Company’s allowed general unsecured claims against the Frontier Entities.

The results of operations on a pro forma basis include reorganization expenses (income) recorded by Frontier Airlines which reflect significant adjustments related to the reduction of liabilities subject to compromise. These adjustments are not indicative of future results.

Midwest Presentation

The Company merged with Midwest Air Group, Inc. (“Midwest”), on July 31, 2009, pursuant to the terms of the Agreement and Plan of Merger dated as of June 23, 2009.  Midwest financial results for the seven months ended July 31, 2009 and twelve months ended December 31, 2008 are presented in the Unaudited Pro Forma Condensed Combined Financial Statements as separate columns.  Midwest operations for the two month period beginning August 1, 2009 are included in the Republic results as filed in the Company’s 10-Q for the nine months ended September 30, 2009.

Accounting Periods Presented

As Republic and Frontier have different fiscal year end dates, the historical results of Frontier have been realigned to conform to Republic’s fiscal year.

The Frontier unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2009 includes the unaudited operations for the six months ended September 30, 2009 results (included at Exhibit 99.1) with the unaudited statement of operations for the three months ended March 31, 2009.

The Frontier unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 includes the audited March 31, 2009 results with the unaudited statement of operations for the three months ended March 31, 2008 and deducting the unaudited statement of operations for the three months ended March 31, 2009.

2.	Estimates of Fair Value of Assets Acquired and Liabilities Assumed

The accompanying Unaudited Pro Forma Condensed Combined Financial Information was prepared in accordance with ASC Topic 805, “Business Combinations.”  This financial information reflects the preliminary estimates of fair values.

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and liabilities assumed as well as the amount that the fair values of assets acquired exceeds the assumed liabilities and purchase price. The purchase price allocation is based upon total consideration of approximately $108.75 million.

The Company is in the process of determining the fair value of assets acquired and liabilities assumed.  This valuation process, as well as evaluation of the related income tax implications of the transaction and Frontier’s bankruptcy process, is still in progress and will likely not be completed prior to the filing of Republic’s Annual Report on Form 10-K for the year ending December 31, 2009. The Company has not recognized any deferred tax assets for net operating losses carried forward as the Company is assessing the amount that will be available as well as the amount of valuation allowance that would need to be recorded for these deferred tax assets.  The following table represents a preliminary allocation of the total consideration to tangible and intangible assets acquired and liabilities assumed from Frontier based on Republic’s preliminary estimate of their respective fair values as of September 30, 2009 (rounded to the nearest hundred):

Total purchase consideration	$108,800

Assets acquired:
Current assets *	325,500
Aircraft and other equipment—net	498,600
Intangible assets	79,400
Other assets	177,400
Total assets acquired	1,080,900

Liabilities acquired:
Current liabilites	306,500
Long term liabilities	356,500
Deferred income taxes	142,200
Total liabilities acquired	805,200

Amount that the fair values of assets acquired exceeds the assumed liabilities and purchase price	$(166,900)

* Current assets include $37 million of cash injected into Frontier.

The estimated gain on bargain purchase will change as valuations and additional analysis is performed on the assets acquired and liabilities assumed. The estimated gain will be reduced by approximately 38% for the income taxes.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Republic, Midwest, and Frontier, after giving effect to the Acquisition and the adjustments described in these notes, and are intended to reflect the impact of the Acquisition on Republic’s consolidated financial statements.

The pro forma condensed combined information set forth in this Form 8-K/A is presented for illustrative purposes only. Such information does not purport to be indicative of the results of operations and financial position that actually would have resulted had the acquisition occurred on the date indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K/A.

3.	Pro Forma Financial Statements and Adjustments

The unaudited pro forma condensed combined financial statements give effect to the following pro forma adjustments, and do not include any adjustments for material non-recurring charges:

(A)
Reflects a reclassification of certain Frontier assets and liabilities reported under the Frontier financial statement classifications to Republic’s financial statement classifications for consistency purposes.

(B)	Represents an adjustment of $28,750 to reduce cash and cash equivalents reflecting the settlement of Frontier’s liabilities subject to compromise as set out in Frontier's Plan of Reorganization.

(C)	Adjustment reflects a decrease of $1,257 to report Frontier's inventories at their preliminary estimated fair value.

(D)	Adjustment reflects a reduction of $4,321 to report prepaid expenses for Frontier at the preliminary estimated fair value.

(E)	Reflects the repayment and elimination of Republic’s $43,104 debtor-in-possession (DIP) loan due from Frontier ($40,000 in principal and $3,104 in interest).

(F)	Adjustment reflects a reduction of $58 to record Frontier’s assets held for sale at the preliminary estimated fair value.

(G)
Adjustment reflects an increase in the Company’s preliminary estimate of the deferred taxes as of the acquisition date. The Company’s preliminary estimate includes a net current deferred tax asset of $6,829 and a net long-term deferred tax liability of $142,165. Additionally, the adjustment includes an additional deferred tax liability of $63,329 attributable to the estimated gain on the Frontier acquisition, which relates to the preliminary fair value of assets acquired in excess of the liabilities assumed and the total purchase consideration.

(H)
Adjustment reflects the decrease of $61,233 to Frontier's aircraft and other equipment to record the assets at the preliminary estimated fair value.   As a result of this adjustment, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect a decrease of depreciation expense of $6,271 for the nine months ended September 30, 2009 and $8,764 for the year ended December 31, 2008.

(I)
Republic’s intangibles and other assets were adjusted to seperate the identifiable intangible assets from other long term assets.  The Company included $93,064 of indentifiable intangible assets, primarily airport slots and credit card agreements, in intangible assets, net and the remaining balance of $111,944 in other assets.

(J)
An increase of intangible assets of $79,400 reflects the increase in the preliminary estimated fair value of slots, trademarks, and the credit card agreements at Frontier.  As a result of this adjustment, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect an increase of amortization expense of $4,853 for the nine months ended September 30, 2009 and $6,471 for the year ended December 31, 2008.  The Barclay’s credit card agreement has a life of eight years, the American Express credit card agreement has a life of two years, and the slots and trademarks are indefinite lived assets and will be reviewed for impairment annually.

(K)	Adjustment reflects a reduction of $4,294 to write off Frontier's deferred financing costs as a result of the application of accounting for business combinations.

(L)	Adjustment reflects the preliminary estimate of the fair value of Frontier’s air traffic liability in the amount of $21,866.

(M)	Reflects the repayment and elimination of the principal balance of the $40,000 debtor-in-possession (DIP) loan payable to Republic.

(N)	Reflects an adjustment of $91,280 to record the frequent flyer liability to the preliminary estimate of fair value. The Company estimated $31,252 would be classified as current.

(O)
Adjustment reflects elimination of accrued interest expense from Frontier’s $40,000 debtor-in-possession (DIP) loan payable to Republic in the amount of $3,104, the elimination of the co-branded credit card deferred revenue and other deferred revenue amounts of $12,173 related to preliminary estimate of the fair value of the frequent flyer liability, offset by the preliminary estimate of $5,509 in remaining professional fees related to the bankruptcy of Frontier.

(P)
Adjustment reflects the decrease of $14,067 to long-term debt to adjust the balance to the preliminary estimate of fair value. As a result of this adjustment, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect an increase in interest expense of $1,610 for the nine months ended September 30, 2009 and $2,147 for the year ended December 31, 2008. In addtion, the removal of deferred loan fees resulted in a reduction to expense of $460 for the nine months ended September 30, 2009 and $351 for the year ended December 31, 2008.

(Q)
Adjustment reflects the removal of $11,633 related to deferred rents as of the acquisition date and the elimination of the co-branded credit card deferred revenue and reclassification of deferred revenue amounts of $5,130 to the frequent flyer liability.

(R)	Adjustment reflects the elimination of all of Frontier’s shareholders’ deficit, including $37 of common stock, $236,131 of additional paid-in capital, and accumulated earnings of $39,409.

(S)
The adjustment reflects the amount that the fair values of assets acquired exceeds the assumed liability and purchase price by $166,964 less the tax impact related to the estimated gain of $63,329 for a net impact of $103,635 that would be recorded as a gain on the bargain purchase of Frontier by Republic based on the preliminary assessment of the fair value of the assets acquired and liabilities assumed by Republic.

(T)	Adjustment reflects the elimination of income and expense associated with Republic’s regional airline services agreements with Midwest and Frontier.

(U)
Midwest had an increase of intangible and other assets of $16,007 which reflects the increase in the estimated fair value of slots and the fair value of the credit card agreement,  resulting from the preliminary assessment of fair value of assets acquired by Republic.  As a result of this adjustment, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect an increase of amortization expense of $3,718 for the nine months ended September 30, 2009 and $6,373 for the year ended December 31, 2008.  The adjustment at September 30, 2009 was based on 7 months of amortization (January 2009 to July 2009) as the Republic historical results include Midwest operations for August and September 2009.

(V)
Reflects the elimination of intercompany interest expense of $1,571 for the nine months ended September 30, 2009 and $682 for the year ended December 31, 2008 resulting from the note payable at Midwest to Republic.  The adjustment at September 30, 2009 was based on 7 months of expense (January 2009 to July 2009) as the Republic historical results include eliminations for Midwest operations from August and September 2009.

(W)
Reflects an increase in Midwest’s interest expense of $1,167 for the nine months ended September 30, 2009, and $2,000 for the year ended December 31, 2008, for interest on the 8% annual, $25,000 convertible note payable to TPG resulting from the Merger.  The adjustment at September 30, 2009 was based on 7 months of expense (January 2009 to July 2009) as the Republic historical results include eliminations for Midwest operations from August and September 2009.

(X)
Reflects a reclassification of certain Republic, Frontier, and Midwest operating expenses reported under the historical basis of presentation to conform with Republic’s intended financial statement classifications for the newly combined entity.  In doing so, a new line item for promotion and sales was created which is intended to include items such as travel agent commissions, customer relations and reservations, credit card fees, and other similar items.

(Y)	Adjustment of $2,804 reflects the straight line rent adjustment for the nine months ended September 30, 2009 and $2,618 for the year ended December 31, 2008.

(Z)
Adjustment to reduce maintenance costs by $943 for the nine months ended September 30, 2009 and $1,257 for the year ended December 31, 2008 related to a reduction in inventory based on the preliminary estimated fair value.

(AA)
Reflects the elimination of intercompany interest income and expense of $4,551 for the nine months ended September 30, 2009 and $1,207 for the year ended December 31, 2008 resulting from the DIP loan payable to Republic.

(AB)	The Company reclassified certain items (primarily administrative fees and checked bag fees) from Passenger service revenue to Cargo and other revenue to be consistent with historical presentation.